UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2003
(Date of earliest event reported)

Business Objects S.A.

(Exact name of Registrant as specified in its charter)

Republic of France	0-24720	98-0355777
(State of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

157-159 Rue Anatole France, 92300 Levallois-Perret, France
(Address of principal executive offices)

(408) 953-6000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2

Item 5. Other Events.

     On July 18, 2003, as amended on August 29, 2003, Business Objects S.A., a société anonyme organized under the laws of the Republic of France (“Business Objects”), Borg Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of Business Objects (“Merger Sub 1”), Business Objects Americas (as assignee of Borg Merger Sub II, Inc., a Delaware corporation and wholly-owned subsidiary of Business Objects (“Merger Sub 2”)), a Delaware corporation and wholly-owned subsidiary of Business Objects (“BOA”), Borg Merger Sub III, Inc., a Delaware corporation and wholly-owned subsidiary of Business Objects (“Merger Sub 3”), Seagate Software (Cayman) Holdings, an exempted company incorporated in the Cayman Islands with limited liability (together with any successor by deregistration and domestication, “HoldCo”), and Crystal Decisions, Inc., a Delaware corporation (“Crystal Decisions”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”), pursuant to which, subject to satisfaction or waiver of the conditions therein, (i) Merger Sub 1 will merge with and into HoldCo (the “HoldCo Merger”), (ii) immediately following the HoldCo Merger, the surviving corporation of the HoldCo Merger will merge with and into BOA (the “Second HoldCo Merger”), (iii) immediately following the Second HoldCo Merger, Merger Sub 3 will merge with and into Crystal Decisions (the “Crystal Merger”), and (iv) immediately following the Crystal Merger, the surviving corporation of the Crystal Merger will merge with and into the surviving corporation of the Second HoldCo Merger (the “Second Crystal Merger,” and together with the HoldCo Merger, the Second HoldCo Merger and Crystal Merger, the “Mergers”).

     On October 15, 2003, New SAC, an exempted company incorporated in the Cayman Islands with limited liability (“New SAC”), transferred 100 shares of common stock of HoldCo (the “Transfer”), representing 5% of the outstanding voting stock of HoldCo, to CB Cayman, an exempted company incorporated in the Cayman Islands with limited liability and wholly-owned subsidiary of New SAC (“CB Cayman”). Prior to October 15, 2003, New SAC was the sole stockholder of HoldCo.

     In connection with the Transfer, Business Objects, New SAC, CB Cayman and certain shareholders of New SAC entered into an amended and restated stockholders agreement, dated as of October 15, 2003 (the “Amended Stockholders Agreement”), which will become effective upon the completion of the Mergers. The Amended Stockholders Agreement sets forth the rights and obligations of the parties thereto with respect to various corporate matters of Business Objects following the completion of the Mergers. The foregoing description of the Amended Stockholders Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

     In connection with the Transfer, Business Objects, Merger Sub 1, BOA, Merger Sub 3, Merger Sub 2 and CB Cayman, entered into a support agreement (the “Support Agreement”), whereby CB Cayman, among other things, granted certain executive officers of Business Objects an irrevocable proxy to vote all of the shares of HoldCo capital stock beneficially owned by CB Cayman against approval of any proposal made in opposition to, or in competition with, the HoldCo Merger or the Second HoldCo Merger. The foregoing description of the Support Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

Item 7. Exhibits.

2.1	Amended and Restated Stockholders Agreement, dated as of October 15, 2003, by and among Business Objects, New SAC, CB Cayman and certain shareholders of New SAC.

2.2	Support Agreement, dated as of October 15, 2003, by and among Business Objects, Merger Sub 1, Merger Sub 2, Merger Sub 3, BOA and CB Cayman.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Business Objects has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS OBJECTS S.A.

By:	/s/ JAMES R. TOLONEN

Name:	James R. Tolonen
Title:	Chief Financial Officer and Senior
Group	Vice President

Date: October 15, 2003

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amended and Restated Stockholders Agreement, dated as of October 15, 2003, by and among Business Objects, New SAC, CB Cayman and certain shareholders of New SAC.

2.2	Support Agreement, dated as of October 15, 2003, by and among Business Objects, Merger Sub 1, Merger Sub 2, Merger Sub 3, BOA and CB Cayman.